Exhibit 3.1(b)

            Certificate of Amendment to the Articles of Incorporation

                                State of Delaware

                        Office of the Secretary of State
                                                                          PAGE 1
                     ---------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TRANSMERIDIAN EXPLORATION INCORPORATED" FILED IN THIS OFFICE ON THE SIXTH DAY OF OCTOBER, A.D. 2000, AT 4 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                     By: /S/ Edward J. Freel, Secretary of State
                                     -------------------------------------------
         3212598  8100               Edward J. Freel, Secretary of State
         001507597                   AUTHENTICATION: 0723583

                                                     DATE: 10-10-00


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

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     TRANSMERIDIAN EXPLORATION INCORPORATED

Transmeridian Exploration Incorporated, pursuant to the provisions of Section 241 and Section 245 of the General Corporation Law of the State of Delaware (the "GCLD"), hereby adopts this Amended and Restated Certificate of Incorporation. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation filed on April 18, 2000 under the name of Transmeridian Exploration Incorporated, heretofore in effect by substituting for the provisions of such Certificate of Incorporation in their entirety the provisions of this Amended and Restated Certificate of Incorporation, the text of which is set forth below in this Amended and Restated Certificate of Incorporation.

2. The Corporation has not received payment for any of its stock, and this Amended and Restated Certificate of Incorporation and each such amendment made by this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Sections 241 and 245 of the GCLD.

3. The Certificate of Incorporation heretofore in effect and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Certificate of Incorporation:

     Twelfth:   The  name  of  the  Corporation  is  Transmeridian   Exploration
Incorporated.

     Thirteenth: The address of the Corporation's registered office in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street in the City of Dover, County of Kent, 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

     Fourteenth: The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCLD.

     Fifteenth: The total number of shares of stock of all classes which the Corporation has authority to issue is 205,000,000 shares, of which 200,000,000 shares shall be common stock, with a par value of $.0006 per share ("Common Stock"), and 5,000,000 shares shall be preferred stock, with a par value of $0.0006 per share ("Preferred Stock").

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:


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                                 Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, including without limitation, voting powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

                                  Common Stock

Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article Fourth:

          (a) dividends may be declared and paid or set apart for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

          (b) the holders of Common Stock shall have the exclusive right to vote
     for  the  election  of  directors  and  on  all  other  matters   requiring
     stockholder action, each share being entitled to one vote; and

          (c) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

     Sixteenth: The Corporation is to have perpetual existence.

     Seventeenth: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     Eighteenth:

          (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCLD or (iv) for any transaction from which the director derived a personal benefit. If the GCLD hereafter is amended to authorize further elimination or limitation of the


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liability of directors, then the liability of a director of the Corporation,  in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCLD. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          (b) The Corporation shall indemnify any director or officer to the full extent permitted by Delaware law.

     Nineteenth: For the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

     Twentieth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned Directors of the Corporation on this 29th day of September 2000.

                                                By: /S/ Peter L. Holstein
                                                ---------------------------
                                                Peter L. Holstein

                                                By: /S/ Lorrie T. Olivier
                                                ---------------------------
                                                Lorrie T. Olivier

                                                By: /S/ Phillip J. McCauley
                                                ---------------------------
                                                Phillip J. McCauley


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